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                                                                   Exhibit 3.1





                                   ARTICLES OF
                            AMENDMENT AND RESTATEMENT

                                       OF

                          INTERSTATE HOTELS CORPORATION











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THIS IS TO CERTIFY THAT:

         FIRST: Interstate Hotels Corporation, a Maryland corporation with its principal office in the State of Maryland, and its resident agent, as set forth below in ARTICLES IV and V, respectively, of these Articles of Amendment and Restatement desires to amend and restate its charter as filed with the State Department of Assessments and Taxation on May 29, 1998, as amended on October 30, 1998 and May 7, 1999, as set forth in these Articles of Amendment and Restatement.

         SECOND: The following provisions are all of the provisions of the charter currently in effect as hereinafter amended:

                                    ARTICLE I

                                  INCORPORATION

         The undersigned, Michael J. O'Connor, whose post office address is c/o Goodwin, Procter & Hoar LLP, 53 State Street, Boston, Massachusetts, 02109, being at least eighteen (18) years of age, does hereby form a corporation under the Maryland General Corporation Law (the "MGCL").


                                   ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is:

                         Interstate Hotels Corporation


                                   ARTICLE III

                                    PURPOSES

         The Corporation is being formed to operate and manage hotels and to engage in any lawful act or activity for which a corporation may be organized under the MGCL. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Incorporation, as amended from time to time, and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.




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                                   ARTICLE IV

                            PRINCIPAL OFFICE ADDRESS

         The address of the principal office of the Corporation in Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.


                                    ARTICLE V

                               THE RESIDENT AGENT

         The resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

      6.1 General Powers; Action by Committee. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, these Articles or the bylaws, as amended from time to time (the "Bylaws"), of the Corporation, all of the powers of the Corporation shall be vested in such Board of Directors. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Maryland law, these Articles or the Bylaws and (ii) for any action which requires the affirmative vote or approval of a majority of all Directors then in office (unless, in such case, these Articles or the Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as otherwise specifically provided in these Articles, the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         6.2 Number. Until the annual meeting of stockholders to be held in 2000, the number of Directors of the Corporation shall be fixed at six. From the date of the annual meeting of stockholders to be held in 2000 (the "First Annual Meeting Date") until the earliest to occur of (i) such time that there are no shares of Class B Common Stock outstanding, (ii) such time that there are no shares of Class C Common Stock outstanding and (iii) September 30, 2003, the number of Directors of the Corporation shall be fixed at (x) eleven in the event that, on the First Annual Meeting Date, Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), qualifies as a "real estate investment trust" (within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended) (a "REIT"), or (y) seven in the event that, on the First Annual Meeting Date, Patriot does not exist or does not qualify as a


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REIT. After the earliest to occur of (A) such time that there are no shares of
Class B Common Stock outstanding, (B) such time that there are no shares of Class C Common Stock outstanding and (C) September 30, 2003, the number of Directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors; provided, however, that the total number of Directors shall not be increased above (x) eleven in the event that, on the First Annual Meeting Date, Patriot qualifies as a REIT, or (y) seven in the event that, on the First Annual Meeting Date, Patriot does not exist or does not qualify as a REIT, prior to September 30, 2003 without the consent of the Class B Director, if any, or Class C Director, if any, then serving on the Board of Directors; provided, further, that the total number of Directors shall not be reduced below eleven prior to September 30, 2003 at any time while Patriot qualifies as a REIT without the consent of the Class C Director, if any, then serving on the Board of Directors; and provided, further, that the total number of Directors shall be not fewer than three unless there are fewer than three stockholders at the time. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term.

         6.3 Initial Board; Term; Election. The initial Directors of the Corporation (hereinafter referred to, together with their direct and indirect successors, as the "Class A Directors") shall be Thomas F. Hewitt, Michael L. Ashner, Benjamin D. Holloway, Phillip H. McNeill, Sr. and Anne L. Raymond. The Class A Directors shall be further classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class A-I Director of the Corporation, who shall serve a term expiring at the annual meeting of stockholders to be held in 2000, shall be Anne L. Raymond; the initial Class A-II Directors of the Corporation, who shall serve terms expiring at the annual meeting of stockholders to be held in 2001, shall be Michael L. Ashner and Benjamin D. Holloway; and the initial Class A-III Directors of the Corporation, who shall serve terms expiring at the annual meeting of stockholders to be held in 2002, shall be Thomas F. Hewitt and Phillip H. McNeill, Sr. On the First Annual Meeting Date, if Patriot qualifies as a REIT, four additional Class A Directors shall be elected to the Board and such additional Directors shall be classified by the Board of Directors into appropriate classes so that the classes of the Board of Directors will thereafter be as nearly equal in number as possible. At each annual meeting of stockholders, the successor or successors of the group of Class A Directors whose term expires at that meeting shall be elected by the vote of holders of a plurality of the shares of Class A Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class A Directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or their election. One Director of the Corporation (hereinafter referred to, together with his direct and indirect successors, as the "Class B Director") shall, in accordance with and subject to Section 7.5 hereof, be elected by the holders of shares of Class B Common Stock. The initial Class B Director of the Corporation shall be Stephen P. Joyce, and shall serve a term expiring at the annual meeting of stockholders to be held in 2001. Thereafter, the Class B Director shall serve one-year terms expiring at each subsequent annual meeting of stockholders. At each meeting of stockholders at which a Class B Director is to be elected, the Class B Director shall be elected by the vote of holders of a plurality of the shares of Class B Common Stock present

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in person or represented by proxy at such meeting and entitled to vote on the election of Class B Directors. Upon the First Annual Meeting Date, one Director of the Corporation (hereinafter referred to, together with his direct and indirect successors, as the "Class C Director") shall, in accordance with and subject to Section 7.6 hereof, be elected by the holders of shares of Class C Common Stock. The initial Class C Director of the Corporation shall be elected on the First Annual Meeting Date at either a meeting of holders of shares of Class C Common Stock or by the unanimous written consent of such holders, and shall serve a term expiring at the annual meeting of stockholders to be held in 2001. Thereafter, the Class C Director shall serve one-year terms expiring at each subsequent annual meeting of stockholders. At each meeting of stockholders at which a Class C Director is to be elected, the Class C Director shall be elected by the vote of holders of a plurality of the shares of Class C Common Stock present in person or represented by proxy at such meeting and entitled to vote on the election of Class C Directors. The Directors shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of these Articles or any articles supplementary thereto, the holders of any one or more series of Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such provisions and any articles supplementary applicable thereto, to the extent applicable, and, except for Class A Directors, such Directors so elected shall not be divided into classes pursuant to this Section 6.3.

         During any period when the holders of any series of Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of these Articles or any articles supplementary thereto, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions and
(b) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such Stock, the terms of office of all such additional Directors elected by the holders of such Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

         6.4 Resignation or Removal of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors,

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effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to remove any Director whom such holders have the right to elect, and except as otherwise provided in Section 7.5.1 and Section 7.6.1, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of these Articles, "cause," with respect to the removal of any Director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court,
(iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such Director and a material injury to the Corporation.

         6.5 Vacancies. Subject to the rights, if any, of the holders of any class or series of Stock to elect Directors and to fill vacancies on the Board of Directors relating thereto, (i) any vacancy on the Board of Directors which results from the removal of a Director for cause may be filled by the affirmative vote of a majority of votes cast by the holders of Class A Common Stock, (ii) any vacancy occurring on the Board of Directors for any reason, except as a result of an increase in the number of Directors, may be filled by a majority vote of the remaining Directors, notwithstanding that such majority is less than a quorum, and (iii) any vacancy occurring on the Board of Directors as a result of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. A Director elected by the stockholders to fill a vacancy which results from the removal of a Director shall hold office for the balance of the term of the removed Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or by these Articles or by the Bylaws, may exercise the powers of the full Board of Directors until such vacancy is filled.

         6.6 Powers. These Articles, as amended or supplemented from time to time, shall be construed with a presumption in favor of the grant of power and authority to the Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets;


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the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.


                                   ARTICLE VII

                                      STOCK

         7.1 Authorized Stock. Immediately prior to the filing of these Articles of Amendment and Restatement, the total number of shares of stock ("Stock") which the Corporation had authority to issue was One Hundred Thousand (100,000) shares, par value $.01 per share ("Old Common Stock"). The aggregate par value of all of the shares of all classes of Stock was $1,000. Upon filing of these Articles of Amendment and Restatement, the total number of shares of stock ("Stock") which the Corporation has authority to issue is seventy-five million (75,000,000) shares, initially consisting of (i) ten million (10,000,000) shares of Preferred Stock, par value $.01 per share; (ii) sixty-two million (62,000,000) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); (iii) one million five hundred thousand (1,500,000) shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"); and
(iv) one million five hundred thousand (1,500,000) shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"). The aggregate par value of all the shares of all classes of Stock is $750,000. Pursuant to a Recapitalization and Subscription Agreement dated as of June 18, 1999 (the "Recapitalization Agreement"), simultaneously with the filing of these Articles of Amendment and Restatement, each share of Old Common Stock will be exchanged into the number of shares of Common Stock set forth in the Recapitalization Agreement. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Stock set forth in the first sentence of this paragraph.

         7.2 Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of such Stock and, by filing articles supplementary with the State Department of Assessments and Taxation of the State of Maryland, to establish or change from time to time the number of shares to be included in each


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such class or series, and to fix the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Any action by the Board of Directors under this Section 7.2 shall require the affirmative vote of a majority of the Directors then in office; provided, however, that by the affirmative vote of a majority of the Directors then in office, the Board of Directors may appoint a committee to act on behalf of the Board of Directors under this Section 7.2, and in such event the affirmative vote of a majority of the members of such committee then in office shall be required for any action under this Section 7.2.

         7.3 Common Stock. Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in these Articles (or in any articles supplementary regarding any class or series of Preferred Stock):

                  7.3.1 Voting Rights. Except as otherwise provided herein, the holders of shares of Common Stock shall be entitled to vote on all matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder. Except as required by law or as set forth herein, the holders of Common Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

                  7.3.2 Dividend Rights. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, Stock or property of the Corporation as may be authorized and declared by the Board of Directors upon the Common Stock out of any assets or funds of the Corporation legally available therefor, but only when and as authorized by the Board of Directors or any authorized committee thereof from time to time.

                  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  Notwithstanding any other provision of these Articles, no dividend or other distribution may be declared or paid upon any class of Common Stock, whether payable in cash or in shares of such class or any other class of Common Stock or otherwise, unless a comparable dividend shall be declared and paid upon each other class of Common Stock then outstanding. If a dividend declared upon Class A Common Stock is payable in shares of Class A Common Stock, the comparable dividend declared upon


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         Class B Common Stock shall be payable in shares of Class B Common Stock and the comparable dividend declared upon Class C Common Stock shall be payable in shares of Class C Common Stock, and vice versa.

                  7.3.3 Rights Upon Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any shares of Preferred Stock, the net assets of the Corporation available for distribution to the holders of Common Stock shall be distributed pro rata to such holders in proportion to the number of shares of Common Stock held by each.

         7.4 Class A Common Stock. The holders of the outstanding shares of Class A Common Stock shall be entitled, as a class, to initially elect five Class A Directors of the Corporation. At each annual meeting of stockholders, the presence in person or by proxy of the holders of a majority of the outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Directors by such class. Class A Directors may be removed from office in accordance with Section
6.4. In addition, the holders of the outstanding shares of Class A Common Stock shall be entitled, as a class, to elect additional Class A Directors of the Corporation if so permitted by these Articles, including, without limitation, as permitted by Section 6.3, Section 7.5 and Section 7.6.

         7.5 Class B Common Stock.

                  7.5.1    Voting Rights.

                           (a) The holders of the outstanding shares of Class B
                  Common Stock shall be entitled, as a class, to elect one Class B Director of the Corporation. A Class B Director shall be removed from office (i) with or without cause only by the affirmative vote of the holders of a majority of the shares of Class B Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class B Common Stock,
                  (ii) automatically upon the occurrence of a Class B Conversion Event (as defined below) or (iii) in accordance with Section
                  6.4. Upon the occurrence of a Class B Conversion Event, the number of Class A Directors shall be automatically increased by one and the vacancy created thereby may be filled in accordance with Section 6.5 either by the remaining Directors or by the holders of Class A Common Stock. If such vacancy is filled by the remaining Directors, such remaining Directors shall classify the new Director into the class of Directors whose terms expire at the next annual meeting of stockholders. If such vacancy is filled by the holders of Class A Common Stock, the remaining Directors shall classify the new Director into an appropriate class so that the classes of the Board of Directors will thereafter be as nearly equal in number as possible. Any Class B Director who dies, resigns, is removed in accordance with Section 6.4 or otherwise ceases to be a Director for any reason other than a Class B Conversion Event shall be replaced by the


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                  vote of holders of a plurality of the shares of Class B Common
                  Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of Class B Common Stock.

                           (b) So long as any shares of Class B Common Stock are
                  outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Class B Common Stock then entitled to vote, voting as a class, at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class B Common Stock, enter into a definitive agreement with respect to, or authorize the corporate action necessary to carry out, a Patriot Related Transaction (as defined below), if at the time of the vote of the Board of Directors authorizing the entry into such agreement or the effectuation of such corporate action Patriot and Wyndham International, Inc., a Delaware corporation ("Wyndham"), together with the respective Affiliates (as defined below) of Patriot and Wyndham, own in the aggregate at least 10% of the outstanding Common Stock. For purposes of this Article VII, "Patriot Related Transaction" shall mean (i) a merger, consolidation, or share exchange with Patriot or Wyndham or any Affiliate of Patriot or Wyndham; (ii) the sale, lease, transfer or other disposition of a substantial portion of the Corporation's assets to Patriot or Wyndham or any Affiliate of Patriot or Wyndham in one transaction or a series of transactions within a 12 month period; (iii) the issuance or transfer by the Corporation, in one transaction or a series of transactions, of any equity securities of the Corporation which have an aggregate market value of 10% or more of the total market value of the outstanding Stock of the Corporation to Patriot or Wyndham or any Affiliate of Patriot or Wyndham; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash or a pro rata distribution of assets will be received by Patriot or Wyndham or any Affiliate of Patriot or Wyndham; or
                  (v) a reverse stock split which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of Common Stock owned by Patriot or Wyndham or any Affiliate of Patriot or Wyndham. For purposes of this
                  Article VII, an "Affiliate" of a specified individual or entity is an individual or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified individual or entity.

                           (c) For the purposes of taking the actions specified
                  in this Section 7.5.1, special meetings of holders of Class B Common Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than a majority of the shares of Class B Common Stock then outstanding. Any such request shall state the purpose of such meeting and the matters proposed to be acted upon at such meeting. The Secretary shall inform such


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                  holders of Class B Common Stock of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each holder of Class B Common Stock entitled to notice of the meeting. At any such meeting, the presence in person or by proxy of holders of a majority of the outstanding shares of Class B Common Stock shall be required and be sufficient to constitute a quorum for the taking of action at such meeting. Holders of Class B Common Stock shall also be entitled to take any action specified in this Section 7.5.1 without a meeting upon the unanimous written consent of holders of Class B Common Stock.

                  7.5.2 Voluntary Conversion into Class A Common Stock. Subject to and upon compliance with the provisions of Section 7.7, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. Each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock if such holder provides a written request for conversion to the Corporation at least ten business days prior to the date on which such holder desires to convert his Class B Common Stock stating the date on which such holder desires to convert his Class B Common Stock, which notice shall be binding and irrevocable on the holder and, to the extent the holder otherwise complies with the provisions of Section 7.7, the Corporation.

                  7.5.3 Automatic Conversion into Class A Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the sale or other transfer, whether by operation of law or otherwise, of such share of Class B Common Stock to any individual or entity other than an Affiliate of Marriott International, Inc., a Delaware corporation ("Marriott"), or any successor of Marriott or of any Affiliate of Marriott. In addition, each share of Class B Common Stock then outstanding shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the occurrence of a Class B Conversion Event. A "Class B Conversion Event" shall mean such time that Marriott, together with its Affiliates, shall cease to own at least two percent of the outstanding Common Stock. Each owner of record of shares of Class B Common Stock shall provide to the Corporation, as promptly as practicable, a written statement or affidavit stating such information as the Corporation may request in order to determine whether a Class B Conversion Event has occurred (including, if requested by the Corporation, information relating to the level of Beneficial Ownership (as defined below) of any class of Common Stock by such owner of record and such other party or parties necessary to determine whether a Class B Conversion Event has occurred (to the extent such information is known to such owner of record)).

                  7.5.4 Record Ownership. All shares of Class B Common Stock outstanding shall be owned of record at all times by Marriott, an Affiliate of Marriott, or a successor of Marriott or of an Affiliate of Marriott. The direct Beneficial Owner of


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         shares of Class B Common Stock shall at all times be the owner of record of such shares. "Beneficial Ownership," when used with respect to ownership of shares of Stock by any person, shall mean all shares of Stock which are (i) directly owned by such person or (ii) beneficially owned by such person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that in determining the number of shares Beneficially Owned by a person or group, no share shall be counted more than once although applicable to both clauses (i) and (ii) of this definition or (in the case of a group) although Beneficially Owned by more than one person in such group. If a person Beneficially Owns shares of Stock that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever these Articles require a determination of the percentage of outstanding shares of a class of Stock Beneficially Owned by that person, the Option Shares Beneficially Owned by that person shall also be deemed to be outstanding.

         7.6 Class C Common Stock.

                  7.6.1    Voting Rights.

                           (a) Upon the First Annual Meeting Date, the holders
                  of the outstanding shares of Class C Common Stock shall be entitled, as a class, to elect one Class C Director of the Corporation. A Class C Director shall be removed from office
                  (i) with or without cause only by the affirmative vote of the holders of a majority of the shares of Class C Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class C Common Stock, (ii) automatically upon the occurrence of a Class C Conversion Event (as defined below) or
                  (iii) in accordance with Section 6.4. Upon the occurrence of a Class C Conversion Event, the number of Class A Directors shall be automatically increased by one and the vacancy created thereby may be filled in accordance with Section 6.5 either by the remaining Directors or by the holders of Class A Common Stock. If such vacancy is filled by the remaining Directors, such remaining Directors shall classify the new Director into the class of Directors whose terms expire at the next annual meeting of stockholders. If such vacancy is filled by the holders of Class A Common Stock, the remaining Directors shall classify the new Director into an appropriate class so that the classes of the Board of Directors will thereafter be as nearly equal in number as possible. Any Class C Director who dies, resigns, is removed in accordance with
                  Section 6.4 or otherwise ceases to be a Director for any reason other than a Class C Conversion Event shall be replaced by the vote of holders of a plurality of the shares of Class C Common Stock then entitled to vote at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of Class C Common Stock.

                           (b) So long as any shares of Class C Common Stock are
                  outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Class C Common Stock then entitled to vote, voting as a class, at a meeting of such stockholders called for the purpose or by the unanimous written consent of holders of shares of Class C Common Stock, enter into a definitive agreement with respect to, or authorize the corporate action necessary to carry out, a Marriott Related Transaction (as defined below), if at the time of the vote of the Board of Directors authorizing the entry into such agreement or the effectuation of such corporate action Marriott, together with its Affiliates, owns in the aggregate at least 10% of the outstanding Common Stock. For purposes of this Article VII, "Marriott Related Transaction" shall mean (i) a merger, consolidation, or share exchange with Marriott or any Affiliate of Marriott; (ii) the sale, lease, transfer or other disposition of a substantial portion of the Corporation's assets to Marriott or any Affiliate of Marriott in one transaction or a series of transactions within a 12 month period; (iii) the issuance or transfer by the Corporation, in one transaction or a series of transactions, of any equity securities of the Corporation which have an aggregate market value of 10% or more of the total market value of the outstanding Stock of the Corporation to Marriott or any Affiliate of Marriott; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash or a pro rata distribution of assets will be received by Marriott or any Affiliate of Marriott; or (v) a reverse stock split which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of Common Stock owned by Marriott or any Affiliate of Marriott.

                           (c) For the purposes of taking the actions specified
                  in this Section 7.6.1, special meetings of holders of Class C Common Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than a majority of the shares of Class C Common Stock then outstanding. Any such request shall state the purpose of such meeting and the matters proposed to be acted upon at such meeting. The Secretary shall inform such holders of Class C Common Stock of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each holder of Class C Common Stock entitled to notice of the meeting. At any such meeting, the presence in person or by proxy of holders of a majority of the outstanding shares of Class C Common Stock shall be required and be sufficient to constitute a quorum for the taking of action at such meeting. Holders of Class C Common Stock shall also be entitled to take any action specified in this Section
                  7.6.1 without a meeting upon the unanimous written consent of holders of Class C Common Stock.

                  7.6.2 Voluntary Conversion into Class A Common Stock. Subject to and upon compliance with the provisions of Section 7.7, each share of Class C Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. Each holder of Class C Common Stock shall be entitled to convert shares of Class C Common Stock if such holder provides a written request for conversion to the Corporation at least ten business days prior to the date on which such holder desires to convert his Class C Common Stock stating the date on which such holder desires to convert his Class C Common Stock, which notice shall be binding and irrevocable on the holder and, to the extent the holder otherwise complies with the provisions of Section 7.7, the Corporation.

                  7.6.3 Automatic Conversion into Class A Common Stock. Each share of Class C Common Stock shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the sale or other transfer, whether by operation of law or otherwise, of such share of Class C Common Stock to any individual or entity other than Patriot, Wyndham, any Affiliate of Patriot or Wyndham, or any successor of Patriot or Wyndham or of any Affiliate of Patriot or Wyndham. In addition, each share of Class C Common Stock then outstanding shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon the occurrence of a Class C Conversion Event. A "Class C Conversion Event" shall mean such time that Patriot and Wyndham, together with their respective Affiliates and the successors of Patriot and Wyndham and their respective Affiliates, shall cease to own at least two percent of the outstanding Common Stock. Each owner of record of shares of Class C Common Stock shall provide to the Corporation, as promptly as practicable, a written statement or affidavit stating such information as the Corporation may request in order to determine whether a Class C Conversion Event has occurred (including, if requested by the Corporation, information relating to the level of Beneficial Ownership (as defined in Section 7.5.4) of any class of Common Stock by such owner of record and such other party or parties necessary to determine whether a Class C Conversion Event has occurred (to the extent such information is known to such owner of record)).

                  7.6.4 Record Ownership. All shares of Class C Common Stock outstanding shall be owned of record at all times by Patriot, Wyndham, an Affiliate of Patriot or Wyndham, or a successor of Patriot or Wyndham or of an Affiliate of Patriot or Wyndham. The direct Beneficial Owner (as defined in Section 7.5.4) of shares of Class C Common Stock shall at all times be the owner of record of such shares.

         7.7 Voluntary Conversion Procedures.

                  7.7.1 Surrender of Certificates. Each conversion of shares of Class B or Class C Common Stock into shares of Class A Common Stock pursuant to Section 7.5.2 or Section 7.6.2 shall be effected by the surrender of the certificate or certificates representing the shares of Class B or Class C Common Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B and/or Class C Common Stock by the Corporation, together with written notice by the holder of such Class B or Class C Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B or Class C Common Stock represented by such certificate(s) into Class A Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Upon surrender of a certificate representing Class B or Class C Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class B or Class C Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Class B or Class C Common Stock which shall not have been converted. If the certificate or certificates for Class A Common Stock are to be issued in a name other than the name of the registered holder of the stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  7.7.2 Date of Conversion. Such conversion shall be deemed to have been effected as of the later of (i) the close of business on the date on which such certificate or certificates shall have been surrendered or (ii) the date on which the holder shall have fully complied with the provisions of this Section 7.7, and at such time the rights of the holder of such Class B or Class C Common Stock (or specified portion thereof) as to such converted shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                  7.7.3 Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B and Class C Common Stock, such number of shares of Class A Common Stock as are issuable upon the conversion of all outstanding shares of Class B and Class C Common Stock.

                  7.7.4 No Reissuance. No share or shares of the Class B or Class C Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Class B or Class C Common Stock accordingly.

                  7.7.5 No Limitation of Automatic Conversion. Nothing in this
         Section 7.7 or otherwise shall in any way limit the right of the Corporation to effect the automatic conversion of shares of Class B or Class C Common Stock in accordance with the provisions of Sections
         7.5.3 and 7.6.3 hereof, and all of such shares shall be deemed automatically converted into shares of Class A Common Stock in accordance with such Sections regardless of whether any holder of Class B or Class C Common Stock to be converted surrenders his or her stock certificates or otherwise complies with this Section 7.7.

         7.8 Classification of Stock. The Board of Directors may classify or reclassify any unissued shares of Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption for each class or series, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan.

         7.9 Issuance of Stock. The Board of Directors may authorize the issuance from time to time of shares of Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws of the Corporation.

         7.10 Dividends or Distributions. The Directors may from time to time authorize and declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or any other entity or from any other source as the Directors in their discretion shall determine.

         7.11 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         7.12 Severability. Each provision of this Article VII shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision of this Article VII or any other Article.

         7.13 Articles and Bylaws. All persons who shall acquire Stock in the Corporation shall acquire the same subject to the provisions of these Articles and the Bylaws.


                                  ARTICLE VIII

                         LIMITATION ON PREEMPTIVE RIGHTS

         No holder of any Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix by articles supplementary, by contract or otherwise; and any Stock or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to one or more of the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of other holders of such class, series or type of Stock or other securities or the holders of any or all other classes, series or types of Stock or other securities at the time outstanding.


                                   ARTICLE IX

                        RIGHTS AND POWERS OF CORPORATION,
                         BOARD OF DIRECTORS AND OFFICERS

         In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and stockholders shall include the following:

         9.1 Conflicts of Interest. Any Director or officer individually, or any firm of which any Director or officer may be a member, or any corporation or association of which any Director or officer may be a director or officer or in which any Director or officer may be interested as the holder of any amount of its Stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or ratified by the affirmative vote of a majority of the disinterested Directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested Director or officer or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

         9.2 Amendment of Articles. The Corporation reserves the right, from time to time, to make any amendment of its Articles, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles, of any outstanding Stock.

         No amendment or repeal of these Articles shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with the MGCL, and, except as otherwise provided by law, thereafter approved by the stockholders.

         Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Articles, then in addition to any other vote of the holders of voting stock that is required by these Articles, the affirmative vote of the holders of a majority of the outstanding shares of Stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of these Articles; provided, however, that the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Class B Common Stock, voting as a single class, and Class C Common Stock, voting as a single class, shall be required to amend or repeal any of the provisions of Sections 6.2, 6.3, 6.4 or 6.5 of Article VI, Sections 7.3, 7.5, 7.6 or 7.7 of Article VII, Article IX or Article XI of these Articles.


                                    ARTICLE X

                                 INDEMNIFICATION

         The Corporation (which for the purpose of this Article X shall include predecessor entities of the Corporation as set forth in Section 2-418 of the
MGCL) shall have the power to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Director or officer of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                   ARTICLE XI

                             LIMITATION OF LIABILITY

         To the fullest extent permitted under the MGCL as in effect on the date of filing these Articles or as the MGCL is thereafter amended from time to time, no Director or officer shall be liable to the Corporation or its stockholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in the Corporation's Articles inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

                                   ARTICLE XII

                   EXEMPTION FROM BUSINESS COMBINATION STATUTE

         Pursuant to Section 3-603(e)(1)(iii) of the MGCL, the Corporation expressly elects not to be governed by the provisions of Section 3-602 of the MGCL with respect to any business combination (as defined in Section 3-601 of the MGCL).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Provisions in Conflict with Law or Regulations.

                  (a) The provisions of these Articles are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles pursuant to Section 9.2 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                  (b) If any provision of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         THIRD: The amendment to and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article V of the foregoing amendment and restatement of the charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Charter.

         SEVENTH: The undersigned Chairman of the Board of Directors and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Directors and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman of the Board of Directors and Chief Executive Officer and attested to by its Secretary on this 18th day of June, 1999.

ATTEST:                                      INTERSTATE HOTELS
                                             CORPORATION



     /s/ Timothy Q. Hudak                 By: /s/ Thomas F. Hewitt
-------------------------------              ----------------------------
Timothy Q. Hudak                             Thomas F. Hewitt
Secretary                                    Chairman of the Board of Directors
                                             and Chief Executive Officer